Exhibit 5.1

                                   LAW OFFICES
                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                       300 EAST LOMBARD STREET, 18TH FLOOR
                         BALTIMORE, MARYLAND 21202-3268
                                  410-528-5600
                                FAX: 410-528-5650
                              WWW.BALLARDSPAHR.COM

                                                                     ATLANTA, GA
                                                                   BALTIMORE, MD
                                                                    BETHESDA, MD
                                                                      DENVER, CO
                                                                   LAS VEGAS, NV
                                                                 LOS ANGELES, CA
                                                                PHILADELPHIA, PA
                                                                     PHOENIX, AZ
                                                              SALT LAKE CITY, UT
                                                                    VOORHEES, NJ
                                                                  WASHINGTON, DC
                                                                  WILMINGTON, DE


                                 March 12, 2009


Carrollton Bancorp
7151 Columbia Gateway Drive, Suite A
Columbia, Maryland  21046

             Re: Carrollton Bancorp, a Maryland corporation (the "Company") - Registration Statement on Form S-3 (the "Registration Statement") pertaining to the registration of (i) 9,201 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, of the Company (the "Preferred Stock"); (ii) a warrant (the "Warrant") to purchase up to 205,379 shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"); and
                    (iii) the 205,379 shares of Common Stock issuable upon the exercise of the Warrant (the "Warrant Shares")

Ladies and Gentlemen:

             We have acted as counsel to the Company in connection with the registration of the shares of Preferred Stock, the Warrant and the Warrant Shares (each a "Security" and collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 (the "Registration Statement"), filed or to be filed with the Untied States Securities and Exchange Commission (the "Commission") on or about March 12, 2009. You have requested our opinion with respect to the matters set forth below. All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings assigned to them in the Agreement or Warrant (each as defined herein).

             In our capacity as counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

             a. the corporate charter of the Company (the "Charter") represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on January 11, 1990, Articles of Share Exchange between The Carrollton Bank of Maryland and Carrollton Bancorp filed with the Department on May 21, 1990, Articles of Amendment filed with the Department on May 13, 1999, and Articles Supplementary filed with the Department on February 11, 2009 (relating to the Preferred Stock);

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Carrollton Bancorp
March 12, 2009
Page 2


             b. the Bylaws of the Company, as adopted on January 11, 1990, and as amended through the date hereof (the "Bylaws");

             c.     Minutes  of  the  Organization   Meeting  of  the  Board  of
                    Directors of the Company, dated as of January 11, 1990 (the "Organizational Resolutions");

             d. resolutions adopted by the Board of Directors of the Company, or a committee thereof, as of January 24, 2009 and February 10, 2009 (together with the Organizational Resolutions, the "Directors' Resolutions");

             e. a fully executed copy of that certain Letter Agreement, dated as of February 13, 2009, by and between the Company and the Investor (including the schedules thereto, the "Letter Agreement"), which incorporates as Exhibit A thereto, the Securities Purchase Agreement - Standard Terms (including the annexes thereto, the "Securities Purchase Agreement", and together with the Letter Agreement, the "Agreement");

             f. a fully executed copy of that certain Warrant to Purchase Common Stock, dated as of February 13, 2009, by and between the Company and the Investor (the "Warrant");

             g. a Certificate of Officers of the Company, dated as of February 13, 2009, executed by Robert A. Altieri, the
                    President and Chief Executive Officer of the Company, and James M. Uveges, the Senior Vice President and Chief Financial Officer of the Company (the "February 13, 2009 Officers' Certificate"), to the effect that, among other things, the copies of the Charter, the Bylaws, and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect as of the date hereof and certifying as to the manner of adoption of the Directors' Resolutions, and the form, approval, execution and delivery of the Agreement and Warrant;

             h. a Supplemental Certificate of Officer of the Company, of even date herewith, executed by James M. Uveges, the Senior Vice President and Chief Financial Officer of the Company (the "Supplemental Certificate" and together with the February 13, 2009 Officers' Certificate, collectively, the "Certificates"), to the effect that, among other things, (1) confirming, ratifying and reaffirming the February 13, 2009 Officers' Certificate and (2) certifying that the copy of the Registration Statement is true, correct and complete;

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Carrollton Bancorp
March 12, 2009
Page 3


             i. a status certificate of the Department, dated as of March 11, 2009, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

             j. such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

             Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Officers' Certificate and our knowledge. The words "our knowledge" signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any of the documents on which we have relied are not accurate and complete. We have undertaken no independent investigation or verification of any such factual matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the attorneys within our firm who have represented the Company as counsel in connection with the issuance and sale of the Preferred Stock, the Warrant and the Warrant Shares.

             In reaching the opinions set forth below, we have assumed the following:

             i. each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so and has duly and validly executed and delivered each instrument, document or agreement to which such party is a signatory, and such party's obligations set forth therein are legal, valid, and binding and are enforceable in accordance with all stated terms;

             ii. each natural person executing any instrument, document or agreement is legally competent to do so;

             iii. any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, warranties, statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Carrollton Bancorp
March 12, 2009
Page 4


             iv. the Agreement and the Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York;

             v. the Investor and its successors and assigns will comply with all requirements of applicable procedural and substantive law in exercising any rights or enforcing any remedies under the Agreement and Warrant;

             vi. upon the exercise of the Warrant, and the issuance of the Warrant Shares subsequent to the date hereof, the total number of shares of Common Stock issued and outstanding on the date subsequent to the date hereon which the Warrant Shares are issued will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter; and

             vii. prior to the issuance of the Warrant Shares, the Company will have received the agreed upon consideration therefor.

             Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

             1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

             2. The Preferred Stock have been duly and validly authorized and issued and are fully paid and non-assessable.

             3. The Warrant has been duly authorized, executed and delivered as contemplated by the Agreement, and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Carrollton Bancorp
March 12, 2009
Page 5


             4. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable.

             In addition to the other matters set forth in this letter, the opinions set forth herein are also subject to the following qualifications:

             (a) Enforceability may be limited by unconscionable or inequitable conduct on the Investor's part, defenses arising from the Investor's failure to act in accordance with the terms and conditions of the Warrant, defenses arising as a consequence of the passage of time, or defenses arising as a result of the Investor's failure to act reasonably or in good faith.

             (b) We express no opinion on the enforceability of any provisions requiring the Company to indemnify or make contribution to the Investor or its officers or agents or of any provisions exculpating the Investor from liability for its actions or inaction to the extent such indemnification, contribution or exculpation is contrary to public policy or law.

             (c)    We  express  no  opinion  on  the   enforceability   of  any
provisions permitting modifications of the Warrant only if in writing.

             (d) We express no opinion on the enforceability of any provision stating that the provisions of the Warrant are severable.

             (e) The opinions expressed herein are subject to the effect of any judicial decision that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

             (f) We express no opinion as to the availability of specific performance or injunctive relief in any proceeding to enforce or declare valid and enforceable any of the provisions of the Warrant.

             (g) The opinion expressed in paragraph 4 above is limited to the number of Initial Warrant Shares set forth on Schedule A to the Letter Agreement.

             The foregoing opinion is limited to the laws of the State of Maryland and the federal laws of the United States except with respect to the opinions regarding enforceability expressed in Paragraph 3 of this opinion, which are limited to the laws of the State of New York and the federal laws of the United States, and we do not express any opinion herein concerning any other law. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the laws of the State of Maryland or the federal laws of the United States, or in the case of the enforceability opinions expressed in Paragraph 3 of this opinion, the laws of the State of New York or the federal laws of the United States, we do not express any opinion on such matter.

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Carrollton Bancorp
March 12, 2009
Page 6


             This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future that may change the opinions expressed herein after the date hereof. The opinions expressed in this letter are limited to the matters set forth herein, and no other opinions shall be implied or inferred beyond the matters expressly stated.

             We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.


                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP